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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-35057) pertaining to the Alco Standard Corporation Defined Contribution Plan (the "Plan") of our report dated March 15, 1996, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended September 30, 1995.

                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
March 28, 1996